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                                  Exhibit 23(a)

             Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC

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                                   KraftCPA's
                  Kraft Bros., Esstman, Patton & Harrell, PLLC
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in First Southern Bancshares, Inc.'s Registration Statement No. 333-03832 on Form S-8 and in First Southern Bancshares, Inc.'s Registration Statement No. 333-32619 on Form S-8 of our report dated February 26, 2002, except for Note 10, which is dated March 25, 2002, for the year ended December 31, 2001 appearing in this Form 10-KSB.

/s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC

Nashville, Tennessee
April 11, 2002